Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of FPB Bancorp, Inc. on Form 10-KSB for the year ended December 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, David W. Skiles, President and Chief Executive Officer of FPB Bancorp, Inc., certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of First Peoples Bank as of and for the period covered by the Report.

Date: March 26, 2004	By:	/s/ David W. Skiles
David W. Skiles, President and Chief Executive Officer